SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   June 10, 1999




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XI
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-10494                 36-3102608
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                      RIVERFRONT OFFICE BUILDING

                       CAMBRIDGE, MASSACHUSETTS



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On June 10, 1999, the Partnership, through the Riverfront Office Park Joint Venture (the "Venture"), transferred its interest in the Riverfront Office Building and the ground lease of the underlying land (collectively, the "Property"), located in Cambridge, Massachusetts to BRE/Riverfront LLC, a Delaware limited liability company ("BRE"). For its interest in the Property, the Partnership received a payment of $9,300,000 and release of its liability for the mortgage debt secured by the Property, which had an outstanding balance of approximately $49,000,000 (of which the Partnership's share is approximately $24,500,000) at closing. In addition, for its interest in the Property, the unaffiliated venture partner in the Venture (or the partners in such unaffiliated venture partner) received a payment of approximately $455,000 and an approximate 9.6% interest in BRE. BRE is not affiliated with the Partnership or its General Partners, and the amount paid for the Partnership's interest in the Property was determined by arm's-length negotiations. The Property is an approximate 340,000 square foot office building. As of the date of the transfer, the Property was approximately 100% leased.

     The Venture had been marketing the Property for sale and, in this regard, the Partnership and the unaffiliated venture partner reached an agreement to contribute their respective interests in the property (including their interests as lessees under the ground lease) to BRE, a newly formed joint venture, whose affiliate held the mortgage loan secured by the Property. The sale price of the Partnership's transferred interest was approximately $34,000,000 (including the release of the Partnership's share of the mortgage debt) of which the Partnership received $9,300,000 in cash at closing (before any transaction costs). The Property was classified as held for sale or disposition as of December 31, 1996 and therefore has not been subject to continued depreciation from such date for financial reporting purposes. As a result of this transaction, the Partnership expects to recognize a gain of approximately $31,500,000 for financial reporting purposes and approximately $24,000,000 for Federal income tax purposes in 1999. In addition, in connection with the transfer of the Partnership's interest and as is customary in such transactions, the Venture agreed to certain representations and warranties with a stipulated survival period which expires June 10, 2000. Although it is not expected, the Partnership may ultimately have some liability under such representations and warranties which cannot exceed the cash payment received by the Partnership for its interest in the Property.

     The Partnership Agreement provides that the General Partners shall receive as a distribution of the proceeds (net after expenses and liabilities and retained working capital) from the sale or refinancing of a real property or the sale of an interest in real property of up to 3% of the selling price of a property or property interest, and that the remaining net proceeds for any property or interest sold be distributed 85% to the Holders of Interests and 15% to the General Partners. However, prior to such distributions being made, the Holders of Interests are entitled to receive 99% of net sale or refinancing proceeds and General Partners are entitled to receive 1% until the Holders of Interests (i) have received cumulative cash distributions from the Partnership's operations which, when combined with net sale or refinancing proceeds previously distributed, equal a 6% annual return on the Holders' average capital investment for each year (their initial capital investment as reduced by net sale or refinancing proceeds previously distributed), and (ii) have received cash distributions of sale or refinancing proceeds in an amount equal to the Holders' aggregate initial capital investment in the Partnership. If upon completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Holders of Interests have not received the amounts in (i) or (ii) above, the General Partners will be


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required to return all or a portion of the 1% distribution of net sale or refinancing proceeds described above in an amount equal to such deficiency in payments to the Holders of Interests pursuant to (i) and (ii) above. The Holders of Interests have not received and are not expected to receive distributions to the levels of (i) and (ii) above. Therefore, no portion of the sale proceeds will be distributed to the General Partners.

     The Partnership currently expects to make a distribution to the Holders of Interests in August 1999, of $55 per Interest out of sale proceeds from the Riverfront transaction and other previously undistributed sale proceeds. However, this is an estimate only and the distribution to the Holders of Interests, may vary from such estimate.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information - Narrative

     As a result of the transfer of the Partnership's interest, after June 10, 1999 there will be no further rental income, interest income, mortgage and other interest, property operating expenses, amortization of deferred expenses or venture partner's share of ventures' operations recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1998) were approximately $8,546,000, $89,000, $4,635,000,
$4,217,000, $314,000 and $265,000, respectively. For the three months ended March 31, 1999, the Partnership's consolidated financial statements reflected rental income, interest income, mortgage and other interest, property operating expenses, amortization of deferred expenses and venture partner's share of ventures' operations of approximately $2,233,000, $14,000, $1,185,000, $1,087,000, $73,000 and $49,000, respectively. Also, as a result of the transfer of the Partnership's interest, there are no further assets and liabilities related to the Property in the Partnership's consolidated financial statements, which at March 31, 1999, consisted of current assets of approximately $3,654,000, properties held for sale or disposition of approximately $23,770,000, deferred expenses of approximately $959,000, accrued rents receivable of approximately $28,000, venture partner's deficit in venture of approximately $1,315,000, current liabilities of approximately $2,167,000, long-term debt, less current portion, of approximately $49,392,000 and tenant security deposits of approximately $58,000. The Partnership's future operations are expected to consist primarily of interest income and administrative expenses until the Partnership's winding up and termination as the Property was the Partnership's last remaining investment property.

     (c)   Exhibits

     10.1 Contribution Agreement by and between Riverfront Office Park Joint Venture and BRE/Riverfront LLC dated June 10, 1999.





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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XI

                      BY:   JMB Realty Corporation
                            (Corporate General Partner)



                            By:   GAILEN J. HULL
                                  Senior Vice President
                                  Principal Accounting Officer



Date:  June 24, 1999